SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐    Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Hollis-Eden Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HOLLIS-EDEN PHARMACEUTICALS, INC.

4435 Eastgate Mall, Suite 400

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2003

TO THE STOCKHOLDERS OF HOLLIS-EDEN PHARMACEUTICALS, INC.:

Notice Is Hereby Given that the Annual Meeting of Stockholders of Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on Friday, June 20, 2003 at 2:00 p.m. local time at The Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122 for the following purposes:

1.	To elect two Class III directors to hold office until the 2006 Annual Meeting of Stockholders.

2.	To approve the Company’s 1997 Incentive Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock reserved for issuance under such plan by 650,000 shares.

3.	To approve the Company’s ability to make interest payments under its outstanding convertible debentures in the form of shares of Common Stock and to issue shares of Common Stock exceeding 20% of its outstanding shares under certain circumstances.

4.	To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 23, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Richard B. Hollis

Chairman of the Board, President and Chief Executive Officer

San Diego, California

May 09, 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

HOLLIS-EDEN PHARMACEUTICALS, INC.

4435 Eastgate Mall, Suite 400

San Diego, CA 92121

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

June 20, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Friday, June 20, 2003 at 2:00 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122. The Company intends to mail this proxy statement and accompanying proxy card on or about May 09, 2003, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of Common Stock at the close of business on April 23, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 23, 2003, the Company had outstanding and entitled to vote 13,083,280 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 4435 Eastgate Mall, Suite 400, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Delivery of this Proxy Statement

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

This year, the Company believes a number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 9, 2004. Unless a stockholder who wishes to bring a matter before the stockholders at the Company’s 2004 Annual Meeting of Stockholders notifies the Company of such matter after March 22, 2004 but before April 21, 2004, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

Proposal 1

ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board of Directors is presently composed of seven members. The nominees for election to this class are currently directors of the Company, having been elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2006 Annual Meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Mr. Salvatore J. Zizza, a current director in the class of directors whose term of office expires in 2004, has been nominated for election at this Annual Meeting with the class of directors whose term of office expires in 2003. Dr. Leonard Makowka, a current director in the class of directors whose term of office expires in 2003, will be stepping down as a director upon expiration of his term at this Annual Meeting, creating a vacancy in the Board.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2006 Annual Meeting

Richard B. Hollis

Mr. Hollis, age 50, founded Hollis-Eden in August 1994. Mr. Hollis currently serves as our Chairman, President and Chief Executive Officer. Mr. Hollis has over 25 years experience in the health care industry in a variety of senior management positions. Prior to founding Hollis-Eden, Mr. Hollis served as Chief Operating Officer of Bioject Medical from 1991 to 1994 and as Vice President Marketing and Sales/General Manager for Instromedix from 1989 to 1991. From 1986 to 1989, Mr. Hollis served as a general manager of the Western business unit of Genentech, Inc., a manufacturer of biopharmaceuticals. Prior to joining Genentech, Mr. Hollis served as a divisional manager of Imed Corporation, Inc., a manufacturer of drug delivery systems. Mr. Hollis began his career in the health care industry with Baxter Travenol. Mr. Hollis received his B.A. in Psychology from San Francisco State University.

Salvatore J. Zizza

Mr. Zizza, age 57, has served as a director of the Company since March 1997. He served as Chairman of the Board, President and Treasurer of Initial Acquisition Corp., from 1992 until March 1997, at which time Initial Acquisition Corp. merged with the Company. Mr. Zizza is presently Chairman of Hallmark Electrical Supplies Corp. Mr. Zizza is also Chairman of Bethlehem Advanced Materials. Mr. Zizza was President and Chief Financial Officer of NICO Construction Company, Inc. until 1985, when NICO merged with The LVI Group, Inc. Prior to joining The LVI Group, Inc., Mr. Zizza was an independent financial consultant and had been a lending officer for Chemical Bank. Mr. Zizza’s current and former directorships include: The Gabelli Equity

Trust (NYSE), The Gabelli Asset Fund, The Gabelli Growth Fund, The Gabelli Convertible Securities Fund, The Gabelli Utility Fund (NYSE), The Gabelli Global Multimedia Trust (NYSE), Gabelli Equity Series Fund, and St. David’s school. Mr. Zizza received a B.S. in Political Science and a MBA from St. John’s University.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE

Directors Continuing in Office Until the 2004 Annual Meeting

Paul Bagley

Mr. Bagley, age 60, has served as a director of the Company since March 1996. Mr. Bagley is a founding principal of Stone Pine Capital L.L.C., a group that provides mezzanine capital to fund acquisitions, buyouts, growth and recapitalizations, and is also associated with Stone Pine Advisors L.L.C., and Stone Pine Investment Banking L.L.C. Mr. Bagley was Chief Executive Officer of Laidlaw Holdings, Inc., an investment services company from January 1995 until November 1996. For more than twenty years, Mr. Bagley was engaged in investment banking activities with Shearson Lehman Hutton Inc. and its predecessor, E.F. Hutton & Company Inc. Mr. Bagley served in various capacities with Shearson and E.F. Hutton, including Executive Vice President and Director, Managing Director, Head of Direct Investment Origination and Manager of Corporate Finance. Mr. Bagley also serves as Chairman of the Board of Directors of Clariti Holdings, Inc., a privately held European telecommunications and technology company. Mr. Bagley is also a director of Hamilton Lane Advisors and Hamilton Lane Private Equity Partners, L.L.C., an Irish Stock Exchange listed investment partnership. Mr. Bagley graduated from the University of California at Berkley with a B.Sc. in Business and Economics and from Harvard Business School with an MBA in Finance.

William H. Tilley

Mr. Tilley, age 63, has served as a director of the Company since March 1999. Mr. Tilley currently serves as Chairman and Chief Executive Officer of The Jacmar Companies, a holding company that has operations in equity investments, real estate management and restaurant and wholesale food service. Previously, Mr. Tilley was a senior partner at Tilley and Roth, Certified Public Accountants, which merged with KPMG Peat Marwick. Mr. Tilley holds a B.A. and an MBA from the University of Southern California. He has taught courses and lectured on finance-related topics at a number of universities, including USC and UCLA.

Directors Continuing in Office Until the 2005 Annual Meeting

Thomas Charles Merigan, Jr., M.D.

Dr. Merigan, age 69, became Scientific Advisor and a director of Hollis-Eden in March 1996 and acts as the Company’s Medical Director for Infectious Diseases. Dr. Merigan has been George E. and Lucy Becker Professor of Medicine at Stanford University School of Medicine from 1980 to the present. Dr. Merigan has also been the Principal Investigator, NIAID Sponsored AIDS Clinical Trials Unit, from 1986 to the present and has been Director of Stanford University’s Center For AIDS Research from 1988 to the present. Dr. Merigan is a member of various medical and honorary societies, has lectured extensively within and outside the United States, and authored numerous books and articles and has chaired and edited symposia relating to infectious diseases, including anti-viral agents, HIV and other retroviruses, and AIDS. From 1990 to the present, Dr. Merigan has been Chairman, Editorial Board of HIV: Advances in Research and Therapy. He is also a member of the editorial boards of Aids Research and Human Retroviruses (since 1983), International Journal of Anti-Microbial Agents (since 1990), and The Aids Reader (since 1991), among others. He is a co-recipient of ten patents, which, among other things, relate to synthetic polynucleotides, modification of hepatitis B virus infection, treatment of HIV infection, purified cytomegalovirus protein and composition and treatment for herpes simplex. Dr. Merigan has been Chair, Immunology AIDS Advisory Board, Bristol Myers Squibb Corporation from 1989 to 1995 and

Chair, Scientific Advisory Board, Sequel Corp. from 1993 to 1996. In 1994, Stanford University School of Medicine honored him with the establishment of the Annual Thomas C. Merigan Jr. Endowed Lectureship in Infectious Diseases, and, in 1996, Dr. Merigan was elected Fellow, American Association for the Advancement of Science. From 1966 to 1992, Dr. Merigan was Head, Division of Infectious Diseases, at Stanford School of Medicine. Dr. Merigan received his B.A., with honors, from the University of California at Berkeley and his M.D. from the University of California at San Francisco.

Brendan R. McDonnell

Mr. McDonnell, age 40, has served as a director of Hollis-Eden since August 1996. In 2003, Mr. McDonnell joined the law firm Preston Gates & Ellis LLP as an equity partner. From 1997 to 2003, Mr. McDonnell was of counsel and then a partner at Tonkon Torp LLP, a Northwest based law firm. Mr. McDonnell specializes in representing both private and public emerging growth companies, with focus on the high technology industry. Mr. McDonnell is the immediate past Chair of the Business Section of the Oregon State Bar and spent two years as an adjunct professor at the Northwestern School of Law of Lewis and Clark College. Mr. McDonnell holds a B.S. in accounting from Loyola Marymount University and a J.D. from the University of California at Davis. He is a member of the California and Oregon State Bar Associations.

Board Committees and Meetings

During the fiscal year ended December 31, 2002, the Board of Directors held five meetings. The Board has an Audit Committee and a Compensation Committee.

During the fiscal year ended December 31, 2002, each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

The Compensation Committee makes recommendations to the Board concerning executive salaries and incentive compensation, administers the Company’s 1997 Incentive Stock Option Plan and otherwise determines compensation levels and policies and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Messrs. McDonnell and Bagley. The Compensation Committee had two meetings in 2002.

The Audit Committee oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed non-permissible audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit. The Audit Committee of the Company is composed of three independent directors and operates under a written charter adopted by the Company’s Board of Directors. The members of the Audit Committee are Messrs. McDonnell, Bagley and Zizza. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee had two meetings in 2002.

Report of the Audit Committee of the Board of Directors

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The independent accountants discussed with the Audit Committee matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants as well as the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission.

Respectfully submitted by:

AUDIT COMMITTEE

Brendan R. McDonnell, Chairman

Paul Bagley

Salvatore J. Zizza

Proposal 2

APPROVAL OF 1997 INCENTIVE STOCK OPTION PLAN, AS AMENDED

In February 1997, the Board of Directors adopted, and the stockholders subsequently approved, the Company’s 1997 Incentive Option Stock Plan (the “1997 Plan”) and reserved an aggregate of 1,000,000 shares of the Company’s Common Stock for issuance thereunder to the Company’s employees. The Board adopted the 1997 Plan so that the Company could grant stock options to employees, directors and consultants at levels determined appropriate by the Board and the Compensation Committee, and to allow the Company more flexibility in attracting and retaining qualified employees and promoting the success of the Company’s business. In March 1998, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 1,000,000 shares to 1,250,000 shares. In February 1999, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 1,250,000 shares to 2,250,000 shares. In March 2000, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 2,250,000 shares to 2,750,000 shares. In March 2001, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 2,750,000 shares to 3,250,000 shares. In March 2002, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 3,250,000 shares to 3,750,000 shares. Each of the amendments to the 1997 Plan were subsequently approved by the stockholders of the Company.

At March 31, 2003, options (net of canceled or expired options) covering an aggregate of 3,659,764 shares of the Company’s Common Stock had been granted under the 1997 Plan, and 88,554 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the 1997 Plan. During the last fiscal year, under the 1997 Plan, the Company granted options to purchase an aggregate of 497,500 shares at an exercise price of $9.91 to the Company’s current executive officers and options to purchase an aggregate of 178,616 shares at exercise prices ranging from $5.15 to $10.10 per share to all other Company employees. Options to purchase an aggregate of 5,000 shares at an exercise price of $5.75 were granted to the Company’s consultants. Options to purchase an aggregate of 15,000 shares at an exercise price of $5.75 were granted to directors (excluding executive officers).

In March 2003, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 3,750,000 shares to 4,400,000. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees, directors and consultants at levels determined appropriate by the Board and the Compensation Committee to allow the Company flexibility in attracting and retaining qualified personnel.

Stockholders are requested in this Proposal 2 to approve the 1997 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1997 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the 1997 Plan are described below.

General

The following description of the 1997 Plan is a summary and is qualified in its entirety by reference to the 1997 Plan. On February 5, 1997, the Company’s Board of Directors adopted the 1997 Plan, which was subsequently approved by the Company’s stockholders on March 26, 1997. The 1997 Plan was amended by the Board in March 1998, February 1999, March 2000, March 2001 and March 2002, which amendments were subsequently approved by the Company’s stockholders on May 18, 1998, May 17, 1999, June 23, 2000, June 29, 2001 and June 21, 2002 respectively.

Purpose

The purpose of the 1997 Plan is to encourage management, employees, directors and consultants associated with the Company (including any successor) to acquire an equity interest in the Company’s business, thereby strengthening their commitment to remain with, or to join, the Company. The 1997 Plan contemplates the grant to employees of “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and nonqualified stock options (“NSOs”) to such employees, directors and consultants as the Company’s Compensation Committee deems appropriate.

The 1997 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it qualified or intended to be qualified under Section 401(a) of the Code.

Administration

Administration of the 1997 Plan was delegated to the Company’s Compensation Committee, currently consisting of Mr. McDonnell and Mr. Bagley, each a “disinterested person” within the meaning of Rule 16(b)-3(c)(2)(i) of the Exchange Act. Subject to the terms of the 1997 Plan and such limitations as the Board of Directors may impose, the Compensation Committee shall be responsible for the overall management and administration of the 1997 Plan and shall have such authority as may be necessary or appropriate to carry out its responsibilities, including, without limitation, the authority to (i) determine the persons to whom, and the time or times at which, grants shall be made as well as the terms of ISOs and NSOs, (ii) interpret and construe the terms of the 1997 Plan and any instrument thereunder, and (iii) adopt rules and regulations, prescribe forms and take any other actions not inconsistent with the 1997 Plan as it may deem necessary or appropriate. In addition, the compensation committee and the Board of Directors have created a Non-Officer Stock Option Committee, with the authority to grant options to purchase Common Stock to employees at a level below director level, provided that such employees are not subject to Rule 16 of the Exchange Act, not to exceed 20,000 shares of Common Stock to any one person in any 12-month period and not to exceed 10,000 shares of Common Stock to any one person in any 12-month period without the consent of the Chairman of the Compensation Committee. Currently, the sole member of the Non-Officer Stock Option Committee is Mr. Hollis.

Stock Subject to the 1997 Plan

Subject to this proposal, an aggregate of 4,400,000 shares of Common Stock is reserved for issuance under the 1997 Plan. If options granted under the 1997 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again become available for issuance under the 1997 Plan. If the Company reacquires unvested stock issued under the 1997 Plan, the reacquired stock will again become available for reissuance under the 1997 Plan.

Eligibility

Officers, employees and directors of the Company, as well as certain consultants who provide services to the Company, are eligible to participate in the 1997 Plan without regard to length of employment or service. Any such person who is not an “employee” of the Company, within the meaning of Section 422 of the Code, is not eligible to receive ISOs. No options will be granted after February 4, 2007, the date upon which the 1997 Plan will terminate if it is not terminated earlier by the Board.

Description Of Options

The exercise price of an option granted under the 1997 Plan and the period during which it may be exercised will be determined by the Compensation Committee at the time of grant, subject to the terms and conditions of the 1997 Plan. The exercise price of an ISO, however, shall not be less than the fair market value of the shares subject to such ISO on the date of grant (or 110% of such fair market value in the case of ISOs granted to an individual who is a 10% or greater stockholder of the Company or any parent or subsidiary of the Company).

In no event will options expire later than the expiration of ten years from the date of grant (or five years from the date of grant in the case of ISOs granted to an individual who is a 10% or greater stockholder of the Company or any parent or subsidiary of the Company). Options that are otherwise exercisable may be exercised in whole or in part.

Upon the occurrence of any of the following: (i) the merger or consolidation of the Company with or into another corporation (pursuant to which the Company’s stockholders immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation’s then outstanding securities) under circumstances where the agreement of merger or consolidation does not provide for (A) the continuance of the options granted under the 1997 Plan or (B) the substitution of new options for options granted under the 1997 Plan, or (C) the assumption of such options by the surviving corporation, (ii) the dissolution, liquidation, or sale of all or substantially all the assets of the Company to a person unrelated to the Company or to a direct or indirect owner of a majority of the voting power of the Company’s then outstanding voting securities (such sale of assets being referred to as an “Asset Sale”) or (iii) a “change in control” of the Company, then the vesting and exercisability of options theretofore granted and still outstanding (and not otherwise expired) shall accelerate in full immediately prior to such event. All outstanding options that are not exercised prior to such event (other than a Change in Control as defined herein) shall be forfeited as of the effective time of such event.

For purposes of the 1997 Plan, a “change in control of the Company” shall be deemed to have occurred if any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)) of such person (but excluding (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company, (iii) the Company or any subsidiary of the Company or (iv) a participant together with all Affiliates and Associates of such participant) is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities. The provisions of clause (iv) of the foregoing sentence applies only with respect to the options held by the participant.

If the optionee’s service with the Company terminates, options that are exercisable on such termination date shall remain exercisable until the expiration of three months from such termination date (extended to one year if such termination occurs due to the optionee’s death or disability).

To the extent that the aggregate of (i) the fair market value (determined at the time an ISO is granted) of the shares of the Company’s Common Stock subject to an ISO and (ii) the fair market value (determined as of the date(s) of grant of the options(s)) of all other shares of Common Stock subject to ISO’s granted to an optionee that are exercisable for the first time by an optionee during a calendar year (under all stock option plans of the Company) exceeds $100,000, such ISOs shall be treated as NSOs.

Payment For Shares

Payment for shares of the Company’s Common Stock purchased upon exercise of an option must be made in full upon exercise, either in cash or check or in shares of outstanding Common Stock of the Company held for the required time period to avoid a charge to the Company’s reported earnings. The proceeds received by the Company from the sale of shares of its Common Stock pursuant to the 1997 Plan shall be used for general corporate purposes.

Transfer Restrictions

Options other than NSOs are not transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of an optionee, an ISO shall be exercisable only by the optionee. An optionee is required to notify the Company if he disposes of shares of the Company’s Common Stock acquired pursuant to the exercise of an ISO within two years of the date the ISO was granted or within one year of the date the ISO was exercised.

Amendment And Termination

The Board may amend or terminate the 1997 Plan at any time or from time to time; provided, however, that unless all required stockholder approvals have been received, no amendment will be made that would (i) increase the maximum number of shares as to which options may be granted, or (ii) reduce the minimum exercise price of an ISO, or (iii) materially modify the requirements as to eligibility for participation. No amendment is permitted which would alter or impair the rights of any optionee under an option granted prior to such amendment, unless the optionee consents thereto.

Federal Income Tax Consequences

The following is a general discussion of the federal income tax consequences to an optionee and the Company of the grant and exercise of an option pursuant to the 1997 Plan and the disposition of stock acquired upon exercise of any option. Because the consequences will vary for any number of reasons, the Company urges each optionee to consult his own tax advisor with respect to the tax consequences of such transactions. The following summary does not purport to be complete and does not take into account state or local tax implications.

Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Incentive Stock Options

Incentive stock options under the 1997 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder’s alternative minimum tax liability, if any.

If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionholder’s actual gain, if any, on the purchase and sale. The optionholder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense for tax purposes in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options

Nonstatutory stock options granted under the 1997 Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of “outside directors,” (ii) the plan under which the award is granted states the maximum number of shares with respect to which awards may be granted during a specified period to any employee, (iii) the exercise of the award is no less than the fair market value of the stock on the date the award is granted, and (iv) prior to the grant (or exercise) of any award, the material terms of the plan under which such award will be granted are approved by the stockholders of the Company.

Compensation attributable to stock options with exercise prices of less than fair market value of the stock on the date of grant will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted on account of (or the vesting or exercisability of the award is contingent on) the achievement of an objective performance goal established in writing by the compensation committee while the outcome of the performance goal is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have been apprised of and have subsequently approved the material terms of the performance goal (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

New Plan Benefits

The following table presents certain information with respect to options granted under the 1997 Plan for the fiscal year ended December 31, 2002 to (i) the Company’s Chief Executive Officer, its other four most highly compensated executive officers in 2002 and one individual who became an executive officer in 2003, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all non-executive officer employees as a group. This information regarding grants for the fiscal year ended December 31, 2002 is for illustration only and may not be indicative of grants that are made in the future under the 1997 plan. The dollar value of these awards cannot be determined because they depend on the market value of the Underlying Shares of Common Stock on the date of exercise.

NEW PLAN BENEFITS

1997 Stock Plan

Name and Position	Number of Shares Underlying Options
Mr. Richard B. Hollis Chairman of the Board, President and Chief Executive Officer	240,000

Mr. Daniel D. Burgess Chief Financial Officer and Chief Operating Officer	50,000

Dr. James M. Frincke Chief Scientific Officer	60,000

Mr. Eric J. Loumeau Vice President, Corporate General Counsel	25,000

Dr. Christopher L. Reading Executive Vice President, Scientific Development	60,000

Dr. Dwight R. Stickney Medical Director, Oncology	12,500

All Executive Officers as a Group	497,500
All Non-Employee Directors as a Group	15,000
All Non-Executive Officer Employees as a Group	164,866

Equity Compensation Plan Information

The following table provides information as of December 31, 2002 with respect to all of our compensation plans under which we are authorized to issue equity securities of the company.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in the first column)
Stock option equity compensation plans approved by security holders	2,969,092	$10.98	778,726	(1)
Stock option equity compensation plans not approved by security holders	1,915,000	$6.23	—
Warrant equity compensation plans not approved by security holders	849,510	$15.64	—

(1)	As of March 31, 2003, only 88,554 Securities remain available for future issuance under the 1997 Plan.

The material features of each compensation plan or arrangement adopted without the approval of securities holders is included in Note 9 (“Stock Options—Non-Plan Options”) and Note 10 (“Common Stock Purchase Warrants”) in the Notes to Financial Statements included in our Annual Report on Form-10K for the year ended December 31, 2002.

Proposal 3

APPROVAL TO MAKE INTEREST PAYMENTS UNDER OUTSTANDING CONVERTIBLE DEBENTURES IN THE FORM OF SHARES OF COMMON STOCK AND

TO ISSUE SHARES OF COMMON STOCK EXCEEDING

20% OF THE OUTSTANDING SHARES UNDER CERTAIN CIRCUMSTANCES

Overview

On February 25, 2003, the Company completed the sale of $10,000,080 aggregate principal amount of 7.5% Convertible Debentures (the “Debentures”) and warrants to purchase up to 701,760 shares of our Common Stock (the “Financing Warrants”), to certain institutional investors.

The Debentures were issued pursuant to a Securities Purchase Agreement, dated February 25, 2003. The Debentures mature on February 25, 2006, bear interest at the rate of 7.5% per annum and are convertible into 1,754,400 shares of Common Stock at a per share price of $5.70 (the “Conversion Price”). The Company is entitled to force conversion of the Debentures to Common Stock in the event the Common Stock price exceeds $14.25 per share for 15 consecutive trading days or in the event the Company completes a public offering of Common Stock of at least $20.0 million at a price equal to at least $11.40 per share.

The Conversion Price of the Debentures is subject to anti-dilution adjustments under certain circumstances. If certain changes occur to the Company’s capitalization, such as a stock split, stock dividend of the Common Stock or other capital reorganization, then the Conversion Price will be adjusted appropriately. In addition, the Conversion Price can be adjusted downward if the Company issues securities at a per share price less than the Conversion Price (an “Adjustment Event”), excluding, among other things, issuances in connection with certain strategic investments and issuances of stock options to employees, officers and directors. If the Adjustment Event occurs on or prior to August 25, 2004, the new Conversion Price would equal the per share price of such issuance, provided that the new Conversion Price cannot be adjusted to a price lower than $3.80 per share. If the Adjustment Event occurs after August 25, 2004, the new Conversion Price would be determined based on a weighted-average formula.

The Company is entitled to issue Common Stock in lieu of the cash payment of interest on the Debentures, subject to certain conditions. One of the conditions to being able to make interest payments in shares of Common Stock is that the Interest Conversion Rate (defined below) is at least $5.70 per share, unless stockholder approval is obtained in advance. “Interest Conversion Rate” means 90% of the average of daily volume weighted average price of the Common Stock for the 15 trading days immediately prior to the applicable interest payment date.

The Financing Warrants are immediately exercisable and terminate on February 25, 2007. Financing Warrants to purchase up to 350,880 shares of Common Stock are exercisable at a price per share of $6.17, and Financing Warrants to purchase up to 350,880 shares of Common Stock are exercisable at a price per share of $6.71. The exercise prices of the Financing Warrants are subject to a weighted-average anti-dilution adjustment if the Company issues securities at a per-share price less than the applicable exercise price, excluding, among other things, issuances in connection with certain strategic investments and issuances of stock options to employees, officers and directors.

SG Cowen Securities Corporation acted as placement agent in the financing. Pursuant to an Engagement Letter dated November 22, 2002 with SG Cowen, the Company issued SG Cowen a warrant to purchase up to 73,684 shares of Common Stock (the “Cowen Warrant” and, together with the Financing Warrants, the “Warrants”). The Cowen Warrant, which has an exercise price of $5.99 per share, is exercisable beginning on August 25, 2003 and expires on February 25, 2008.

The Company entered into a Registration Rights Agreement, dated February 25, 2003, with the investors that purchased the Debentures, pursuant to which the Company agreed to file with the SEC within 45 days following the sale of Debentures a registration statement covering the resale of the Common Stock underlying the Debentures and the Warrants. Accordingly, the Company filed a Registration Statement on Form S-3 on March 14, 2003, with respect to the resale of such shares from time to time. The Registration Statement was subsequently amended and was declared effective by the SEC on April 15, 2003.

A copy of the form of Debenture and a copy of the form of Financing Warrant were filed by the Company with the SEC as exhibits to a Form 8-K filed on February 26, 2003.

Reasons for Stockholder Approval

Companies listed on the Nasdaq National Market are required to comply with NASD rules with respect to the listing of additional shares with Nasdaq. Section 4350(i) of the NASD Manual requires Nasdaq listed companies to obtain stockholder approval prior to the issuance of “common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock” (the “20% Rule”). Prior to the February 25, 2003 transaction, the Company had 12,973,359 shares of Common Stock outstanding (the “Outstanding Shares”). Assuming no adjustments to the Conversion Price, the Debentures are convertible into 1,754,400 shares of Common Stock and the Warrants are exercisable into 775,444 shares of Common Stock. The total of 2,529,844 shares constitutes only 19.5% of the Outstanding Shares. In addition, neither the Conversion Price nor the exercise prices of the Warrants are “less than the greater of book value or market value of the stock” (as defined by Nasdaq). Accordingly, no stockholder vote was required in order to complete the financing. However, two potential scenarios may trigger the 20% Rule.

First, if the Company elects to make interest payments in shares of Common Stock rather than cash, and the Interest Conversion Rate (the price used to calculate the number of shares of Common Stock to be issued) is less than $5.70, then the 20% Rule will be triggered. Second, if there is an Adjustment Event, the resulting downward adjustment to the Conversion Price means that the Debentures will be convertible into a greater number of shares of Common Stock, which would likely trigger the 20% Rule.

Absent a stockholder vote in favor of this proposal, the Company will not be able to make interest payments in shares of Common Stock unless the Interest Conversion Rate (the price used to calculate the number of shares of Common Stock to be issued) exceeds $5.70 per share. In addition, absent a stockholder vote in favor of this proposal, upon conversion of Debentures after the occurrence of an Adjustment Event, after taking into account all of the shares of Common Stock already issued (i) upon exercise of the Warrants and (ii) as payment of interest on the Debentures, the Company will have the ability to issue only up to 19.999% of the Outstanding Shares (the “Issuable Maximum”). Any amount of the Debentures that holders of Debentures are unable to convert in excess of the Issuable Maximum will remain a cash liability of the Company, due and payable at maturity. In that event, the Company may be required to raise additional funds in order to meet such debt obligation. The Company may not be able to raise sufficient funds at such time, and even if the Company is able to raise sufficient funds, the terms of such financing may not be favorable to the Company.

A vote in favor of this Proposal 3 will authorize the Company to make interest payments on the Debentures in the form of shares of the Company’s Common Stock, regardless of the Interest Conversion Rate or the market value of the Company’s Common Stock on the date used to value the shares as determined in accordance with the Debentures. In addition, a vote in favor of this Proposal 3 will also authorize the Company, following any Adjustment Event, to issue the entire amount of shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants in accordance with their terms, even if such issuance would otherwise exceed the Issuable Maximum.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve Proposal 3. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

Proposal 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has audited the Company’s financial statements since its inception. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP.

Audit Fees.    For the fiscal year ended December 31, 2002, the Company paid BDO Seidman, LLP, $33,500 for professional services rendered for the Company’s audit of the annual financial statements and for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q files with the Securities and Exchange Commission (“SEC”). In fiscal year 2002, the Company also paid BDO Seidman, LLP, $25,346 for assistance with and review of other documents filed with the SEC.

Tax Fees.    For the fiscal year ended December 31, 2002, the Company paid BDO Seidman, LLP, $6,000 for tax compliance services.

All Other Fees.    During the fiscal year ended December 31, 2002, there were no other fees billed by BDO Seidman, LLP.

The Audit Committee has determined that the rendering of the non-audit services by BDO Seidman, LLP is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

The following table sets forth information regarding the Company’s Executive Officers and Senior Management.

Name	Age	Position
Richard B. Hollis	50	Chairman of the Board, President and Chief Executive Officer
Daniel D. Burgess	41	Chief Operating Officer and Chief Financial Officer
James M. Frincke, Ph.D.	52	Chief Scientific Officer
Eric J. Loumeau	40	Vice President, Corporate General Counsel
Robert L. Marsella	50	Vice President, Business Development
Thomas C. Merigan, Jr., M.D.	69	Scientific Advisor and Director
Christopher L. Reading, Ph.D.	55	Executive Vice President, Scientific Development
Dwight R. Stickney, M.D.	60	Medical Director, Oncology
Robert W. Weber	52	Chief Accounting Officer and Vice President – Controller

Richard B. Hollis founded Hollis-Eden in August 1994. Mr. Hollis currently serves as our Chairman, President and Chief Executive Officer. Mr. Hollis has over 25 years experience in the health care industry in a variety of senior management positions. Prior to founding Hollis-Eden, Mr. Hollis served as Chief Operating Officer of Bioject Medical from 1991 to 1994 and as Vice President Marketing and Sales/General Manager for Instromedix from 1989 to 1991. From 1986 to 1989, Mr. Hollis served as a general manager of the Western business unit of Genentech, Inc., a manufacturer of biopharmaceuticals. Prior to joining Genentech, Mr. Hollis served as a divisional manager of Imed Corporation, Inc., a manufacturer of drug delivery systems. Mr. Hollis began his career in the health care industry with Baxter Travenol. Mr. Hollis received his B.A. in Psychology from San Francisco State University.

Daniel D. Burgess became Chief Operating Officer and Chief Financial Officer of Hollis-Eden Pharmaceuticals, Inc. in August 1999. Mr. Burgess joined Hollis-Eden from Nanogen Inc., where he served as Vice President and Chief Financial Officer. Prior to joining Nanogen in 1998, Mr. Burgess spent ten years with Gensia Sicor, Inc. (now Sicor, Inc.) and Gensia Automedics, Inc., a partially owned subsidiary of Gensia Sicor. He served as President and a director of Gensia Automedics, where he was responsible for all functional areas of this medical products company. In addition, he was Vice President and Chief Financial Officer of Gensia Sicor, where he was responsible for finance, investor relations, business development and other administrative functions. During his tenure with Gensia, Mr. Burgess helped transform the company from a research stage company with less than 50 employees into a fully integrated specialty pharmaceutical company with more than $150 million in annual revenues. Mr. Burgess was instrumental in helping Gensia raise over $400 million in various public and private financings and was a key figure in a number of acquisitions and in-licensing and out-licensing transactions. Prior to joining Gensia, Mr. Burgess held positions at Castle & Cooke, Inc. and Smith Barney, Harris Upham and Company. He received a degree in Economics from Stanford University and an MBA from Harvard Business School.

James M. Frincke, Ph.D. joined Hollis-Eden as Vice President, Research and Development in November 1997, was promoted to Executive Vice President in March 1999, and to Chief Scientific Officer in December 2001. Dr. Frincke joined Hollis-Eden from Prolinx, Inc., where he served as Vice President, Therapeutics Research and Development from 1995 to 1997. During his 20 years in the biotechnology industry, Dr. Frincke has managed major development programs including drugs, biologicals, and cellular and gene therapy products aimed at the treatment of cancer, infectious diseases and organ transplantation. Since joining the biotechnology industry, Dr. Frincke has held vice president, research and development positions in top tier biotechnology companies including Hybritech/Eli Lilly and SyStemix Inc. (acquired by Novartis). In various capacities, he has been responsible for all aspects of pharmaceutical development including early stage research programs, product evaluation, pharmacology, manufacturing, and the management of regulatory and clinical matters of lead product opportunities. Dr. Frincke has authored or co-authored more than 100 scientific articles, abstracts and regulatory filings. Dr. Frincke received his B.S. in Chemistry and his Ph.D. in Chemistry from the University of California, Davis. Dr. Frincke completed his postdoctoral work at the University of California, San Diego.

Eric J. Loumeau became Vice President, Corporate General Counsel in September 1999. Mr. Loumeau joined Hollis-Eden from the law firm of Cooley Godward LLP, where he had primary responsibility for Hollis-Eden’s account for the previous four years. As a partner at Cooley Godward, Mr. Loumeau represented a number of private and public companies in corporate and securities law matters. He joined the firm in 1995 from Skadden, Arps, Slate, Meagher and Flom, where he was an associate for four years. Mr. Loumeau attended Harvard Law School and the University of California, Berkeley, Boalt Hall School of Law, where he received a J.D. degree. He holds a B.S. degree in Business Administration with an emphasis in finance from Brigham Young University.

Robert L. Marsella became Vice President of Business Development and Marketing of Hollis-Eden in September 1997. Mr. Marsella has more than 22 years of medical sales, marketing, and distribution experience. Prior to joining Hollis-Eden, Mr. Marsella acted as a distributor of various cardiac related hospital products for a number of years. In addition, he has also served as Regional Manager for Genentech and launched ActivaseTM, t-pa (a biopharmaceutical drug) in the Western United States. Prior to joining Genentech, Mr. Marsella marketed intravenous infusion pumps for Imed Corporation for four years. Mr. Marsella began his career as a field sales representative and soon after was promoted to regional sales manager for U.S. Surgical Corporation, Auto Suture division. Mr. Marsella received his B.A. degree from San Diego State University.

Thomas C. Merigan, Jr., M.D. became Scientific Advisor and a director of Hollis-Eden in March 1996 and acts as the Company’s Medical Director for Infectious Diseases. Dr. Merigan has been George E. and Lucy Becker Professor of Medicine at Stanford University School of Medicine from 1980 to the present. Dr. Merigan has also been the Principal Investigator, NIAID Sponsored AIDS Clinical Trials Unit, from 1986 to the present and has been Director of Stanford University’s Center For AIDS Research from 1988 to the present. Dr. Merigan is a member of various medical and honorary societies, has lectured extensively within and outside the United States, and authored numerous books and articles and has chaired and edited symposia relating to infectious diseases, including anti-viral agents, HIV and other retroviruses, and AIDS. From 1990 to the present, Dr. Merigan has been Chairman, Editorial Board of HIV: Advances in Research and Therapy. He is also a member of the editorial boards of Aids Research and Human Retroviruses (since 1983), International Journal of Anti-Microbial Agents (since 1990), and The Aids Reader (since 1991), among others. He is a co-recipient of ten patents, which, among other things, relate to synthetic polynucleotides, modification of hepatitis B virus infection, treatment of HIV infection, purified cytomegalovirus protein and composition and treatment for herpes simplex. Dr. Merigan has been Chair, Immunology AIDS Advisory Board, Bristol Myers Squibb Corporation from 1989 to 1995 and Chair, Scientific Advisory Board, Sequel Corp. from 1993 to 1996. In 1994, Stanford University School of Medicine honored him with the establishment of the Annual Thomas C. Merigan Jr. Endowed Lectureship in Infectious Diseases, and, in 1996, Dr. Merigan was elected Fellow, American Association for the Advancement of Science. From 1966 to 1992, Dr. Merigan was Head, Division of Infectious Diseases, at Stanford School of Medicine. Dr. Merigan received his B.A., with honors, from the University of California at Berkeley and his M.D. from the University of California at San Francisco.

Christopher L. Reading, Ph.D. became Vice President of Scientific Development in January 1999 and was promoted to Executive Vice President, Scientific Development in March 2002. Prior to joining Hollis-Eden, Dr. Reading was Vice President of Product and Process Development at Novartis Inc.-owned SyStemix Inc. During this time, he successfully filed three investigational new drug applications (INDs) in the areas of stem cell therapy technology and stem cell gene therapy for HIV/AIDS. Prior to joining SyStemix, Dr. Reading served on the faculty of the M.D. Anderson Cancer Center in Houston for nearly 13 years. His positions there included Associate and Assistant Professor of Medicine in the Departments of Hematology and Tumor Biology. During his career, Dr. Reading has given more than 25 national and international scientific presentations, published more than 50 peer-reviewed journal articles and 15 invited journal articles as well as written nearly 20 book chapters, and received numerous grants and contracts which supported his research activities. Dr. Reading has served on the National Science Foundation Advisory Committee for Small Business Innovative Research Grants (SBIR) as well as on the editorial boards of Journal of Biological Response Modifiers and Molecular Biotherapy. He holds a number of patents for his work with monoclonal antibodies and devices. Dr. Reading received his Ph.D. in Biochemistry at the University of California at Berkeley and completed postdoctoral study in tumor biology at The University of California at Irvine. He earned his B.A. in biology at the University of California at San Diego.

Dwight R. Stickney, M.D., was appointed Medical Director, Oncology in May 2000 on a part-time basis. The position became full time in 2001 and he was appointed as an officer in 2003. Dr. Stickney joined Hollis-Eden from the Radiation Oncology Division of Radiological Associates of Sacramento Medical Group, Inc., in Sacramento, California, where he served as an oncologist since 1993. While at Radiological Associates, he served as Chairman of the Radiation Oncology Division from 1997 to 1999 and was a member of the Radiation Study section of the National Institute of Health’s Division of Research Grants from 1993 to 1997. He also served as the Director of Radiation Research for Scripps Clinic and Research Foundation in La Jolla, California. Dr. Stickney has taught in medical academia as Associate Professor of Radiation Medicine at Loma Linda University School of Medicine and has served as Director of the International Order of Forresters Cancer Research Laboratory and on the Board of Directors of the American Cancer Society. Earlier in his career, Dr. Stickney held positions with the Burroughs Wellcome and the Centers for Disease Control, and academic teaching appointments at The University of California at Los Angeles and The University of California at Riverside. He has also served as a consultant for a number of biotechnology companies on the design and conduct of clinical trials. Dr. Stickney holds a Bachelor of Science in Microbiology, a Masters of Science in Immunology, and M.D. from Ohio State University. In addition, he is certified as a Diplomat of the American Board of Internal Medicine and Hematology and a Diplomat of the American Board of Radiology, Therapeutic Radiology.

Robert W. Weber joined Hollis-Eden in March 1996 and currently serves as Chief Accounting Officer and Vice President-Controller. Mr. Weber has over twenty years of experience in financial management. Mr. Weber has been employed at executive levels by multiple start-up companies and contributed to the success of several turnaround situations. He previously served as Vice President of Finance at Prometheus Products, a subsidiary of Sierra Semiconductor (now PMC Sierra), from 1994 to 1996, and Vice President Finance and Chief Financial Officer for Amercom, a personal computer telecommunications software publishing company, from 1993 to 1994. From February 1988 to August 1993, Mr. Weber served as Vice President Finance and Chief Financial Officer of Instromedix, a company that develops and markets medical devices and software. Mr. Weber brings a broad and expert knowledge of many aspects of financial management. In various capacities, he has been responsible for all aspects of finance and accounting including cost accounting, cash management, SEC filings, investor relations, private and venture financing, corporate legal matters, acquisitions/divestitures as well as information services and computer automation. Mr. Weber received a B.S. from GMI Institute of Technology (now Kettering University) and MBA from the Stanford Graduate School of Business.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of March 31, 2003 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Except as otherwise shown, the address of each stockholder listed is in care of the Company at 4435 Eastgate Mall, Suite 400, San Diego, CA 92121.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Richard B. Hollis (2)	3,995,238	27.7%

Robert E. Petersen & Margaret M. Petersen as Trustees for the R. E. & M. Petersen Living Trust Dated 1/17/83 (3) 5420 Wilshire Blvd., 20th Floor Los Angeles, CA 90048	1,403,008	10.7%

Terren S. Peizer (4) 723 Palisades Beach Rd. # 322 Santa Monica, CA 90402	1,200,000	8.4%

James M. Frincke (5)	371,116	2.8%

Salvatore J. Zizza (6)	262,583	2.0%

William H. Tilley (7)	250,000	1.9%

Thomas Charles Merigan (8)	243,083	1.8%

Daniel D. Burgess (9)	213,242	1.6%

Christopher L. Reading (10)	139,760	1.1%

J. Paul Bagley (11)	91,197	*

Eric J. Loumeau (12)	90,398	*

Dwight R. Stickney (13)	68,890	*

Brendan R. McDonnell (14)	49,583	*

Leonard Makowka (15)	34,583	*

All executive officers and directors as a group (13 persons) (16)	6,223,153	37.9%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 13,083,280 shares outstanding on March 31, 2003, adjusted as required by rules promulgated by the SEC.

(2)	Includes 936,667 shares subject to options and 393,250 shares subject to warrants, which are presently exercisable or will become exercisable within 60 days of March 31, 2003 and 980 shares held under the Company’s 401(m) plan.

(3)	Includes 1,053,149 shares held in the R. E. & M. Petersen Living Trust Dated 1/17/83, 333,359 shares held in the name of Petersen Properties of which R. E. & M. Petersen Living Trust owns 100% of the shares.

(4)	Includes 1,200,000 shares subject to options, which are presently exercisable or will become exercisable within 60 days of March 31, 2003.

(5)	Includes 352,187 shares subject to options, which are presently exercisable or will become exercisable within 60 days of March 31, 2003 and 1,286 shares held under the Company’s 401(m) plan in his name, and also 17,013 shares subject to options, which are presently exercisable or will become exercisable within 60 days of March 31, 2003 and 630 shares held under the Company’s 401(m) plan in his spouse’s name.

(6)	Includes 29,583 shares subject to options and 100,000 shares subject to warrants, which are presently exercisable or will become exercisable within 60 days of March 31, 2003.

(7)	Includes 250,000 shares subject to warrants, which are presently exercisable or will become exercisable within 60 days of March 31, 2003, held of record by Jacmar/Viking L.L.C. of which Mr. Tilley is a member.

(8)	Includes 243,083 shares subject to options, which are presently exercisable or will become exercisable within 60 days of March 31, 2003.

(9)	Includes 211,875 shares subject to options, which are presently exercisable or will become exercisable within 60 days of March 31, 2003 and 1,367 shares held under the Company’s 401(m) plan.

(10)	Includes 138,438 shares subject to options, which are presently exercisable or will become exercisable within 60 days of March 31, 2003 and 1,292 shares held under the Company’s 401(m) plan

(11)	Includes 29,583 shares subject to options, which are presently exercisable or will become exercisable within 60 days of March 31, 2003; 500 shares held indirectly through Stone Pine Funding Systems, L.L.C. of which Mr. Bagley is a member of the Board; and 834 shares held indirectly through LHIP Management Company L.L.C. of which Mr. Bagley is the manager.

(12)	Includes 88,438 shares subject to options, which are presently exercisable or will become exercisable within 60 days of March 31, 2003 and 1,160 shares held under the Company’s 401(m) plan.

(13)	Includes 66,667 shares subject to options, which are presently exercisable or will become exercisable within 60 days of March 31, 2003 and 1,223 shares held under the Company’s 401(m) plan.

(14)	Includes 49,583 shares subject to options, which are presently exercisable or will become exercisable within 60 days of March 31, 2003.

(15)	Includes 34,583 shares subject to options, which are presently exercisable or will become exercisable within 60 days of March 31, 2003.

(16)	Includes 2,578,880 shares subject to options and 743,250 shares subject to warrants, which are presently exercisable or will become exercisable within 60 days of March 31, 2003 and 10,238 shares held under the Company’s 401(m) plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Robert E. Petersen failed to timely file a Form 4 to report three stock purchases made on July 15, 2002. The delinquent reports have subsequently been filed with the SEC.

EXECUTIVE COMPENSATION

Compensation of Directors

Beginning with the year 2000, members of the Board of Directors are compensated $2,500 for attendance at each in-person Board meeting. They also are eligible for reimbursement of their expenses incurred in connection with such attendance in accordance with Company policy.

The Company also grants discretionary stock options to non-employee members of the Board of Directors under the 1997 Plan. During the 2002 fiscal year, the Company granted options covering an aggregate of 15,000 shares of the Company’s Common Stock to Leonard Makowka for his service as a director.

In April 1994, the Company issued Salvatore J. Zizza a warrant that presently represents a right to purchase 100,000 shares of the Company’s common stock, of which 50,000 shares have an exercise price of $10.00 per share and 50,000 shares have an exercise price of $9.00 per share. In March 2000 and March 2002, the warrant was amended in consideration of his long-standing service as a director, pursuant to which the expiration date of the warrant was extended from May 15, 2000 to March 18, 2002 and March 18, 2005, respectively.

In March 2003, options to purchase a total of 13,500 shares of the Company’s common stock with an exercise price of $5.30 per share were issued to Dr. Merigan for consulting services conducted in 2002.

Compensation of Executive Officers

Summary of Compensation

The following table shows for the fiscal years ended December 31, 2002, 2001 and 2000, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, its other four most highly compensated executive officers at December 31, 2002, and one individual who became an executive officer in 2003, who earned in excess of $100,000 in salary and bonus during the last year (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

	Annual Compensation							Long-Term Compensation Awards
Securities Underlying
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Compensation($)		Options/ SARs(#)
Mr. Richard B. Hollis Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	440,000 400,000 363,000		220,000 280,000 250,000	(1)	–0– –0– 154,973	(2)	240,000 –0– 160,000

Mr. Daniel D. Burgess Chief Financial Officer and Chief Operating Officer	2002 2001 2000	278,000 264,000 240,000		–0– 26,400 48,000		–0– –0– –0–		50,000 –0– 50,000

Dr. James M. Frincke Chief Scientific Officer	2002 2001 2000	242,000 220,000 200,000		–0– 44,000 40,000		–0– –0– –0–		60,000 –0– 110,000

Mr. Eric J. Loumeau Vice President—Corporate General Counsel	2002 2001 2000	220,000 209,000 190,000		–0– 21,000 38,000		–0– –0– –0–		25,000 –0– 25,000

Dr. Christopher L. Reading Executive Vice President— Scientific Development	2002 2001 2000	210,000 188,500 171,200		–0– 38,000 35,000		–0– –0– –0–		60,000 –0– 25,000

Dr. Dwight R. Stickney, M.D. Medical Director, Oncology	2002 2001 2000	300,000 245,333 104,000	(3) (3)	–0– 29,000 15,600		–0– –0– –0–		12,500 36,000 50,000

(1)	Minimum required per employment agreement.

(2)	Represents the aggregate amount of accrued and unpaid vacation pay to which Mr. Hollis is entitled pursuant to his employment agreement, for vacation not taken in 1994, 1995, 1996, 1997, 1998 and 1999, which aggregate amount was paid in 2000.

(3)	Dr. Stickney’s employment began in May 2000 on a part-time basis. On May 1, 2001 Dr. Stickney’s employment became full time.

STOCK OPTION GRANTS AND EXERCISES

The Company may grant options to its executive officers under its 1997 Plan. As of March 31, 2003, options to purchase a total of 3,659,764 shares were outstanding under the 1997 Plan and options to purchase 88,554 shares remained available for grant thereunder.

The following tables show for the fiscal year ended December 31, 2002, certain information regarding options granted to, or exercised by, and held at year-end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term ($)(1)
	Shares Underlying Options	% of Total Options Granted to Employees in	Exercise Price	Expiration
Name	Granted(#)	Fiscal Year(%)	($/sh)	Date	5%	10%
Richard B. Hollis	240,000	35.5%	$9.91	1/8/2012	$1,496,014	$3,791,170
Daniel D. Burgess	50,000	7.4%	$9.91	1/8/2012	$311,670	$789,827
James M. Frincke	60,000	8.9%	$9.91	1/8/2012	$374,003	$947,792
Eric J. Loumeau	25,000	3.7%	$9.91	1/8/2012	$155,835	$394,914
Christopher L. Reading	60,000	8.9%	$9.91	1/8/2012	$374,003	$947,792
Dwight R. Stickney	12,500	1.8%	$9.91	1/8/2012	$77,917	$197,457

(1)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s Common Stock and no gain to the optionee is possible unless the stock price increases over the option term which will benefit all stockholders.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES(3)

	Number of Securities Underlying Options as of Fiscal Year-End (#) (1)		Value of In-the-Money Options as of Fiscal Year-End ($) (2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard B. Hollis	903,334	203,333	$720,000	-0-
Daniel D. Burgess	201,458	63,542	-0-	-0-
James M. Frincke	332,916	93,750	-0-	-0-
Eric J. Loumeau	83,229	31,771	-0-	-0-
Christopher L. Reading	131,667	43,333	-0-	-0-
Dwight R. Stickney	56,407	49,093	-0-	-0-

(1)	Includes both in-the-money and out-of-the-money options.

(2)	The fair market value of the underlying shares on the last day of the fiscal year ($5.85) less the exercise or base price.

(3)	None of the Named Executive Officers exercised options during the 2002 fiscal year.

EMPLOYMENT AGREEMENTS

The Company has entered an employment agreement with Mr. Hollis which includes a minimum bonus based on a formula which takes into account the Company’s achievements. In addition, if Mr. Hollis’ employment is terminated without cause, Mr. Hollis shall be entitled to the following: (i) base salary through the date of termination, (ii) annual base salary in effect at the time of termination times five, (iii) an amount equal to the prior calendar year’s bonus awarded to Mr. Hollis times five, (iv) immediate vesting of all unvested stock options of the Company held by Mr. Hollis, and the continuation of the exercise period of all stock options held by Mr. Hollis until the final expiration of the original terms of such stock options, and (v) continued receipt for three years of all employee benefit plans and programs in which Mr. Hollis and his family were entitled to participate immediately prior to the date of termination. The employment agreement further provides that if Mr. Hollis’ employment is terminated within one year of the occurrence of a change in control of the Company, upon execution by Mr. Hollis of a waiver and release of claims, the new company shall pay Mr. Hollis the same benefits described in (i) through (v) above.

Mr. Burgess’ employment arrangement with the Company provides that if Mr. Burgess’ employment is terminated without cause, he will receive one year’s severance pay, with benefits in place throughout the severance period. Additionally, his stock options will continue to vest throughout the severance period, with 90 days beyond that to exercise.

The Company has an employment agreement with Mr. Loumeau providing that in the event that a third party acquires 50% or more of the Company’s voting stock or acquires substantially all of our assets or in the event of a change of control of Hollis-Eden (as now or in the future defined in the 1997 Plan), all of Mr. Loumeau’s then unvested stock options shall automatically immediately become vested and fully exercisable.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the compensation paid to the Company’s executive officers. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

The Compensation Committee (the “Committee”) of the Board of Directors reviews and recommends to the Board of Directors for approval the Company’s executive compensation policies. The Committee is responsible for reviewing the salary and benefits structure of the Company at least annually to insure its competitiveness within the Company’s industry. During 2002, the Committee was composed of two outside directors, Mr. McDonnell and Mr. Bagley.

Compensation Philosophy

The Company’s philosophy in establishing its compensation policy for executive officers and other employees is to create a structure designed to attract and retain highly skilled individuals by establishing salaries, benefits, and incentive compensation which compare favorably with those for similar positions in other pharmaceutical and biotechnology companies. Compensation for the Company’s executive officers consists of a base salary and potential incentive cash bonuses, as well as incentive compensation through stock options and matching contributions by the Company into 401(m) accounts.

Base Salary

The base salary component of compensation is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. In order to evaluate the Company’s competitive position in the industry, the Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other biotechnology and pharmaceutical companies. The competitive information was obtained from a survey prepared by a consulting company (e.g., the 2001 Report on Executive Compensation in the Biopharmaceutical Industry). As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired taking into account such officer’s qualifications, experience, prior salary and competitive salary information. Year-to-year adjustments to each executive officer’s base salary are based upon individual performance for the year, changes in the general level of base salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all employees of the Company, as well as other factors the Compensation Committee judges to be pertinent during an assessment period. In making base salary decisions, the Committee exercises its judgment to determine the appropriate weight to be given to each of these factors. The Committee believes that its process for determining and adjusting the base salary of executive officers is consistent with sound personnel practices.

Bonus Payments

Cash bonus payments are discretionary unless otherwise required pursuant to an employment agreement. Bonus payments, if any, to executive officers, including the CEO, or payments above the required annual minimum, are based on two principal factors: corporate performance as compared to the Company’s goals and objectives and individual performance relative to corporate performance and individual goals and objectives.

Bonus payment recommendations for executive officers other than the CEO are initiated by the CEO and submitted to the Committee for review. Bonus payment recommendations for the CEO are initiated by the Committee.

Long-Term Incentives

To conserve its cash resources, the Company places special emphasis on equity-based incentives to attract, retain and motivate executive officers as well as other employees. The Committee provides the Company’s executive officers with long-term incentive compensation through grants of stock options generally under the 1997 Plan. The Board believes that stock options provide the Company’s executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company’s Common Stock. The Board believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration. Grants are made to all employees when hired based on salary level and position. All employees, including executive officers, are eligible for subsequent, discretionary grants, which are generally based on either individual or corporate performance. The compensatory and administrative features of the 1997 Plan conform in all material respects to the design of standard comparable plans in the industry and are, in the Committee’s estimation, fair and reasonable.

Chief Executive Officer Compensation

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Hollis’ base salary for 2002 was $440,000, representing an increase of $40,000 from 2001. Mr. Hollis’ base salary was established in part by comparing the base salaries of chief executive officers at other biotechnology and pharmaceutical companies of similar size. This base salary fell approximately mid-way between the 50th and 90th percentiles. Mr. Hollis’ bonus was based in part on the many accomplishments of the Company in 2002, including, among other things, the presenting of positive clinical data at major medical meetings; the ongoing demonstration of preclinical activity of the Company’s compounds in a variety of diseases; entering into a Cooperative Research and Development Agreement with the U.S. military to jointly develop HE2100 as a countermeasure against radiation injury; the continued expansion of the Company’s patent portfolio; and the development of various domestic and international relationships between the Company and businesses and other organizations throughout the world.

Section 162(M)

The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

In approving the amount and form of compensation for the Company’s executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

Respectfully submitted by:

COMPENSATION COMMITTEE

Brendan R. McDonnell, Chairman

J. Paul Bagley

Compensation Committee Interlocks and Insider Participation

As noted above, the Company’s Compensation Committee consists of Mr. McDonnell and Mr. Bagley. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Performance Measurement Comparison(1)

The following graph compares changes through December 31, 2002, in the cumulative total return on Hollis-Eden Common Stock, a broad market index, namely the NASDAQ Stock Market U.S. Index (the “NASDAQ Index”) and an industry index, namely the NASDAQ Pharmaceuticals Stocks Index (the “Industry Index”). The NASDAQ Pharmaceuticals Stocks Index, comprises all companies listed on the NASDAQ Stock Market under SIC 283. All values assume reinvestment of the full amount of all dividends as of December 31 of each year.

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Certain Transactions

On May 22, 1998, in connection with the relocation of the Company’s headquarters from Portland, Oregon to San Diego, California in 1998, the Company loaned Richard B. Hollis $200,000 pursuant to a promissory note bearing interest at 5.5% per annum. The note had an original term of three years, which was later extended to May 22, 2003. On March 31, 2003, Mr. Hollis sold to the Company an aggregate of 59,000 shares of his Hollis-Eden Common Stock at a purchase price of $5.87 per share, which was the fair market value of the common stock on that date. Mr. Hollis used the proceeds from the sale of stock to repay in full the principal and interest on the loan, as well to pay his federal and state tax liability in connection with the sale.

In May 1996, in accordance with anti-dilution privileges under a private financing that the Company conducted in March 1995, the Company issued Richard B. Hollis a warrant that presently represents a right to purchase 393,250 shares of the Company’s common stock at a price of $11.02 per share. In May 2000, the warrant was amended, pursuant to which the expiration date of the warrant was extended from January 7, 2002, to January 7, 2006.

In March 1999, the Company entered into a consulting agreement with Jacmar/Viking, L.L.C. William H. Tilley, one of the Company’s directors, is a principal of Jacmar/Viking. As consideration for such consulting services, the Company issued to Jacmar/Viking a warrant to purchase an aggregate of 500,000 shares of the Company Common Stock at an exercise price of $20.50 per share. The warrant is not subject to any vesting provisions and had an original expiration date of March 2002. In March 2001, the Company entered into an amendment to the original consulting agreement and warrant, pursuant to which the expiration date for the warrant was extended to March 2003. In March 2003, the Company amended the warrant so that the warrant is now exercisable into an aggregate of 250,000 shares of the Company’s Common Stock at an exercise price of $10.00 per share. The Company also amended the warrant and the consulting agreement to extend the expiration date of the warrant to the earlier to occur of March 2006 or thirty days after the consulting agreement is terminated.

In March 2002, the Company issued to Dr. Joseph Hollis, a consultant, a warrant to purchase 60,000 shares of the Company’s common stock at an exercise price of $11.00 per share. This warrant expires on March 18, 2005. Dr. Hollis is the brother of Richard B. Hollis.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Richard B. Hollis

Chairman of the Board, President

Chief Executive Officer

May 9, 2003

A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, HOLLIS-EDEN PHARMACEUTICALS, INC., 4435 EASTGATE MALL, SUITE 400, SAN DIEGO, CALIFORNIA 92121.

                       HOLLIS-EDEN PHARMACEUTICALS, INC.

                        1997 INCENTIVE STOCK OPTION PLAN
                          As Amended on March 24, 2003

                                  INTRODUCTION

   Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), hereby establishes an incentive compensation plan to be known as the "Hollis-Eden Pharmaceuticals, Inc. 1997 Incentive Stock
Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Non-Qualified Stock Options and
Incentive Stock Options. The Plan became effective on February 5, 1997.

   The purpose of the Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation's stockholders by providing Participants with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in its ability to motivate, and retain the services of, Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

                                   DEFINITIONS

   For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

      (a) "Award Agreement" shall mean the written agreement, executed by an appropriate officer of the Corporation, pursuant to which a Plan Award is granted.

      (b) "Board of Directors" shall mean the Board of Directors of the
   Corporation.

      (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

      (d) "Committee" shall mean the Committee hereinafter described in Section
   I.

      (e) "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

      (f) "Consultant" shall mean an individual who is in a Consulting
   Relationship with the Corporation or any Parent or Subsidiary.

      (g) "Consulting Relationship" shall mean the relationship that exists between an individual and the Corporation (or any Parent or Subsidiary) if
   (i) such individual or (ii) any entity of which such individual is an executive officer or owns a substantial equity interest has entered into a written consulting contract with the Corporation or any Parent or Subsidiary.

      (h) "Corporation" shall mean Hollis-Eden Pharmaceuticals, Inc., a
   Delaware corporation.

      (i) "Disability" shall have the same meaning as the term "permanent and total disability" under Section 22(e)(3) of the Code.

      (j) "Employee" shall mean a common-law employee of the Company or of any
   Parent or Subsidiary.

      (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      (l) "Executive" means an employee of the Corporation or of any Parent or
   Subsidiary whose compensation is subject to the deduction limitations set forth under Code Section 162(m).

      (m) "Fair Market Value" of the Corporation's Common Stock on a Trading Day
   shall mean the last reported sale price for Common Stock or, in case no such reported sale takes place on such

   Trading Day, the average of the closing bid and asked prices for the Common
   Stock for such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common
   Stock, as reported by the National Association of Securities Dealers
   Automated Quotation System ("NASDAQ") or any comparable system or, if the
   Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National
   Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition, a "Trading Day" shall mean, if the Common
   Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common
   Stock was effected on such exchange on such business day, or, if the Common
   Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the Common Stock. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day. In the event the Corporation's Common Stock is not publicly traded, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith.

      (n) "Incentive Stock Option" shall mean a stock option satisfying the requirements for tax-favored treatment under Section 422 of the Code.

      (o) "Non-Qualified Option" shall mean a stock option which does not satisfy the requirements for, or which is not intended to be eligible for, tax-favored treatment under Section 422 of the Code.

      (p) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock
   Option granted pursuant to the provisions of Section V hereof.

      (q) "Optionee" shall mean a Participant who is granted an Option under the terms of this Plan.

      (r) "Outside Directors" shall mean members of the Board of Directors of the Corporation who are classified as "outside directors" under Section
   162(m) of the Code.

      (s) "Parent" shall mean a parent corporation of the Corporation within the meaning of Section 424(e) of the Code.

      (t) "Participant" shall mean any Employee or other person participating under the Plan.

      (u) "Plan Award" shall mean an Option granted pursuant to the terms of this Plan.

      (v) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      (w) "Subsidiary" shall mean a subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code.

      (x) "Termination of Consulting Relationship" shall mean the cessation, abridgement or termination of a Consultant's Consulting Relationship with the
   Corporation or any Parent or Subsidiary as a result of (i) the Consultant's death or Disability (ii) the cancellation, annulment, expiration, termination or breach of the written consulting contract between the Corporation (or any
   Parent or Subsidiary) and the Consultant (or any other entity) giving rise to the Consulting Relationship or (iii) if the written consulting contract is not directly between the Corporation (or any Parent or Subsidiary) and the
   Consultant, the Consultant's termination of service with, or sale of all or substantially all of his equity interest in, the entity which has entered into the written consulting contract with the Corporation, Parent or
   Subsidiary.

                                        2

                                    SECTION I

                                 ADMINISTRATION

   The Plan shall be administered by the Committee, which shall be composed solely of at least two Non-Employee Directors, as defined in Rule 16b-3(b)(3)
promulgated under the Exchange Act, and who also qualify as "Outside Directors".
Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its sole opinion, may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Section IV of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee as a whole.

                                   SECTION II

                                SHARES AVAILABLE

   Subject to the adjustments provided in Section VI of the Plan, the aggregate number of shares of the Common Stock which may be granted for all purposes under the Plan shall be 4,400,000 shares. Shares of Common Stock underlying awards of securities (derivative or not) and shares of Common Stock awarded hereunder
(whether or not on a restricted basis) shall be counted against the limitation set forth in the immediately preceding sentence and may be reused to the extent that the related Plan Award to any individual is settled in cash, expires, is terminated unexercised, or is forfeited. Common Stock granted to satisfy Plan
Awards under the Plan may be authorized and unissued shares of the Common Stock, issued shares of such Common Stock held in the Corporation's treasury or shares of Common Stock acquired on the open market.

                                   SECTION III

                                   ELIGIBILITY

   Officers and key employees of the Corporation, or of any Parent or
Subsidiary, who are regularly employed on a salaried basis as common law employees, Consultants, and directors of the Corporation or of any Parent or
Subsidiary who are not Employees, shall be eligible to participate in the Plan.
Where appropriate under this Plan, directors who are not Employees shall be referred to as "employees" and their service as directors as "employment".

                                   SECTION IV

                             AUTHORITY OF COMMITTEE

   The Plan shall be administered by, or under the direction of, the Committee, which shall administer the Plan so as to comply at all times with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, to the extent such compliance is required, and shall otherwise have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business. Subject to the provisions of Section X hereof, all interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive and binding on all interested parties. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the persons to whom Plan
Awards shall be granted, the times when such Plan Awards shall be granted, the number of Plan Awards, the exercise price of each Plan Award, the period(s)
during which a Plan Award shall be exercisable (whether in whole or in part), the restrictions to be applicable to Plan Awards and the other terms and provisions thereof (which need not be identical). In addition, the authority of the Committee shall include, without limitation, the following:

      (a) Financing. The arrangement of temporary financing for an Optionee by registered broker-dealers, under the rules and regulations of the Federal
   Reserve Board, for the purpose of assisting an Optionee in the exercise of an
   Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer.

      (b) Procedures for Exercise of Option. The establishment of procedures for an Optionee to exercise an Option by (i) payment of cash (including check),
   (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the

                                        3

   issuance of Common Stock, results in either the receipt of cash (or check) by the Corporation or the receipt of irrevocable instructions to pay the aggregate exercise price to the Corporation from the sales proceeds, (iii)
   provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Corporation's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its Fair Market Value on the date of exercise or (iv)
   payment by a combination of the methods of payment permitted by clauses
   (b)(i) through (b)(iii) above.

      (c) Withholding. The establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option or for the tender of shares of Common Stock owned by any Participant to meet any obligation of withholding for taxes incurred by the Participant upon such exercise.

                                    SECTION V

                                  STOCK OPTIONS

   The Committee shall have the authority, in its discretion, to grant Incentive
Stock Options or to grant Non-Qualified Stock Options or to grant both types of
Options. Notwithstanding anything contained herein to the contrary, an Incentive
Stock Option may be granted only to common law employees of the Corporation or of any Parent or Subsidiary now existing or hereafter formed or acquired, and not to any director or officer who is not also such a common law employee. In order for an Option grant to satisfy the "performance-based compensation"
exemption to the deduction limitation under Code Section 162(m), the maximum number of shares of Common Stock subject to Options which may be granted to any single Executive during any one calendar year is 250,000. The terms and conditions of the Options shall be determined from time to time by the
Committee; provided, however, that the Options granted under the Plan shall be subject to the following:

      (a) Exercise Price. The Committee shall establish the exercise price at the time any Option is granted at such amount as the Committee shall determine; provided, however, that the exercise price for each share of
   Common Stock purchasable under any Incentive Stock Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the Fair Market Value per share of Common Stock at the date the Option is granted; and provided, further, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary which possess more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, the exercise price for each share of Common Stock shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent
   (110%) of the Fair Market Value per share of Common Stock at the date the
   Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Section VI of the Plan.

      (b) Payment of Exercise Price. The price per share of Common Stock with respect to each Option shall be payable at the time the Option is exercised.
   Such price shall be payable in cash or pursuant to any of the methods set forth in Sections IV(a) or (b) hereof, as determined by the Participant.
   Shares of Common Stock delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the date preceding the date of the exercise of the Option.

      (c) Exercisability of Options. Except as provided in Section V(e) hereof, each Option shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on, and to any limitations on, exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase shares of Common
   Stock shall be cumulative so that when the right to purchase any shares of
   Common Stock has accrued such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

      (d) Expiration of Options. No Incentive Stock Option by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of the Option; provided, however, in the case of an Incentive Stock Option granted to a person who, at the time such Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary possessing more than ten percent (10%) of the total

                                        4

   combined voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

      (e) Exercise Upon Optionee's Termination of Employment or Termination of
   Consulting Relationship. If the employment of an Optionee by the Corporation or by any Parent or Subsidiary is terminated for any reason other than death, any Incentive Stock Option granted to such Optionee may not be exercised later than three (3) months (one (1) year in the case of termination due to
   Disability) after the date of such termination of employment. For purposes of determining whether any Optionee has incurred a termination of employment (or a Termination of Consulting Relationship), an Optionee who is both an employee (or a Consultant) and a director of the Corporation and/or any
   Parent or Subsidiary shall (with respect to any Non-Qualified Option that may have been granted to him) be considered to have incurred a termination of employment (or a Termination of Consulting Relationship) only upon his termination of service both as an employee (or as a Consultant) and as a director.

      (f) Maximum Amount of Incentive Stock Options. Each Plan Award under which
   Incentive Stock Options are granted shall provide that to the extent the aggregate of the (i) Fair Market Value of the shares of Common Stock
   (determined as of the time of the grant of the Option) subject to such
   Incentive Stock Option and (ii) the fair market values (determined as of the date(s) of grant of the option(s) of all other shares of Common Stock subject to incentive stock options granted to an Optionee by the Corporation or any
   Parent or Subsidiary, which are exercisable for the first time by any person during any calendar year, exceed(s) one hundred thousand dollars ($100,000), such excess shares of Common Stock shall not be deemed to be purchased pursuant to Incentive Stock Options. The terms of the immediately preceding sentence shall be applied by taking all options, whether or not granted under this Plan, into account in the order in which they are granted.

                                   SECTION VI

                         ADJUSTMENT OF SHARES; MERGER OR
                    CONSOLIDATION, ETC. OF THE CORPORATION

   (a) Recapitalization, Etc. In the event there is any change in the Common
Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to any Option, the number and kind of shares of stock or other securities into which each outstanding share of Common
Stock shall be so changed or for which each such share shall be exchanged, or to which each such share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted. Notwithstanding the foregoing, (i)
each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.

   (b) Merger, Consolidation or Change in Control of Corporation. Upon (i) the
merger or consolidation of the Corporation with or into another corporation
(pursuant to which the stockholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation's then outstanding securities), if the agreement of merger or consolidation does not provide for (1) the continuance of the Options granted hereunder or (2) the substitution of new options for Options granted hereunder, or for the assumption of such Options by the surviving corporation, (ii) the dissolution, liquidation, or sale of all or substantially all the assets of the Corporation to a person unrelated to the
Corporation or to a direct or indirect owner of a majority of the voting power of the Corporation's then outstanding voting securities (such sale of assets being referred to as an "Asset Sale") or (iii) a Change in Control of the
Corporation, the vesting and exercisability of Options theretofore granted and still outstanding (and not otherwise expired) shall be accelerated in full immediately prior to the effective date of such merger, consolidation, dissolution, liquidation, Asset Sale or Change in Control. The Corporation, to
the extent practicable, shall give advance notice to affected Optionees of such merger, consolidation, dissolution, liquidation, Asset Sale or Change in Control of the Corporation. All such Options which are not exercised prior to the effective date of such merger, consolidation, dissolution, liquidation or Asset

                                        5

Sale shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or Asset Sale (but not in the case of a Change in
Control of the Corporation).

   (c) Definition of Change in Control of the Corporation. As used herein, a
"Change in Control of the Corporation" shall be deemed to have occurred if any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General
Rules and Regulations promulgated under the Exchange Act) of such person (but excluding (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, (ii) a corporation owned, directly or indirectly, by the stockholders of the
Corporation in substantially the same proportions as their ownership of the
Corporation, (iii) the Corporation or any subsidiary of the Corporation or (iv)
only as provided in the immediately following sentence, a Participant together with all Affiliates and Associates of the Participant) is or becomes the
Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% of more of the combined voting power of the Corporation's then outstanding securities. The provisions of clause (iv) of the immediately preceding sentence shall apply only with respect to the Option(s) held by the Participant who, together with his Affiliates or Associates, if any, is or becomes the direct or indirect Beneficial Owner of the percentage of securities set forth in such clause.

                                   SECTION VII

                            MISCELLANEOUS PROVISIONS

   (a) Administrative Procedures.  The Committee may establish any procedures determined by it to be appropriate in discharging its responsibilities under the Plan. Subject to the provisions of Section X hereof, all actions and decisions of the Committee shall be final.

   (b) Assignment or Transfer. No grant or award of any Plan Award (other than a
Non-Qualified Option) or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Incentive Stock Options granted hereunder shall be exercisable only by the Participant.

   (c) Investment Representation. With respect to shares of Common Stock received pursuant to the exercise of an Option, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the
Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act to deliver such securities in compliance with the provisions of the Securities Act.

   (d) Withholding Taxes. In the case of the issuance or distribution of Common
Stock or other securities hereunder upon the exercise of any Plan Award, the
Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant's salary, reduction of the number of shares of Common Stock or other securities to be issued, or otherwise)
of any such taxes. Each Participant may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the amount required to be withheld or by tendering to the Corporation a number of shares of Common Stock having a value equivalent to such cash amount, or by use of any available procedure as described under Section IV(c) hereof.

   (e) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Corporation and shall not be charged against any award nor to any employee receiving a Plan Award.

   (f) Other Incentive Plans.  The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

   (g) Plurals and Gender. Where appearing in the Plan, masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

                                        6

   (h) Headings. The headings and sub-headings in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

   (i) Severability. In case any provision of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

   (j) payments Due Missing Persons. The Corporation shall make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provisions of this Plan to the contrary, if, after a period of one (1) year from the date such benefits shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended. Before this provision becomes operative, the Corporation shall send a certified letter to all such persons at their last known addresses advising them that their rights under the Plan shall be suspended. Subject to all applicable state laws, any such suspended amounts shall be held by the
Corporation for a period of one (1) additional year and thereafter such amounts shall be forfeited and thereafter remain the property of the Corporation.

   (k) Liability and Indemnification. (i) Neither the Corporation nor any Parent
or Subsidiary shall be responsible in any way for any action or omission of the
Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in this Plan. Furthermore, neither the Corporation nor any Parent or Subsidiary shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Parent or Subsidiary relied in good faith upon the action of such agent or the advice of such counsel.

   (ii) Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of, this Plan, the Corporation, each Parent and
Subsidiary and the Committee shall be held harmless by the Participants, former
Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission. Neither the Corporation, any
Parent or Subsidiary, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

   (l) Incapacity. If the Committee shall receive evidence satisfactory to it that a person entitled to receive payment of any Plan Award is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such Plan Award and to give a valid release thereof, and that another person or an institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person shall have been duly appointed, the Committee may make payment of such Plan
Award otherwise payable to such person to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release by such other person or institution shall be a valid and complete discharge for the payment of such Plan Award.

   (m) Cooperation of Parties. All parties to this Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

   (n) Governing Law.  All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of California.

   (o) Nonguarantee of Employment or Consulting Relationship. Nothing contained in this Plan shall be construed as a contract of employment (or as a consulting contract) between the Corporation (or any Parent or Subsidiary), and any
employee or Participant, as a right of any employee or Participant to be continued in the employment of or in a Consulting Relationship with) the
Corporation (or any Parent or Subsidiary), or as a limitation on the right of the Corporation or any Parent or Subsidiary to discharge any of its employees
(or Consultants), at any time, with or without cause.

   (p) Notices.  Each notice relating to this Plan shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to it at the Corporation's then principal executive offices, Attn: Corporate Secretary. All notices to

                                        7

Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee's records.

   (q) Written Agreements.  Each Plan Award shall be evidenced by a signed written agreement (the "Award Agreements") between the Corporation and the
Participant containing the terms and conditions of the award.

                                  SECTION VIII

                        AMENDMENT OR TERMINATION OF PLAN

   The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time, provided that no amendment shall be made which shall increase the total number of shares of the Common Stock of the
Corporation which may be issued and sold pursuant to Incentive Stock Options, reduce the minimum exercise price in the case of an Incentive Stock Option or modify the provisions of the Plan relating to eligibility with respect to
Incentive Stock Options unless such amendment is made by or with the approval of the stockholders within 12 months of the effective date of such amendment, but only if such approval is required by any applicable provision of law. The Board of Directors of the Corporation shall also be authorized to amend the Plan and the Options granted thereunder to maintain qualification as "incentive stock options" within the meaning of Section 422 of the Code, if applicable. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall alter or impair any Plan Awards previously granted under the Plan without the consent of the holder thereof.

                                   SECTION IX

                                  TERM OF PLAN

   The Plan shall automatically terminate on the day immediately preceding the tenth anniversary of the date the Plan was adopted by the Board of Directors of the Corporation, unless sooner terminated by such Board of Directors. No Plan
Awards may be granted under the Plan subsequent to the termination of the Plan.

                                    SECTION X

                                CLAIMS PROCEDURES

   (a) Denial. If any Participant, former Participant or beneficiary is denied any vested benefit to which he is, or reasonably believes he is, entitled under this Plan, either in total or in an amount less than the full vested benefit to which he would normally be entitled, the Committee shall advise such person in writing the specific reasons for the denial. The Committee shall also furnish such person at the time with a written notice containing (i) a specific reference to pertinent Plan provisions, (ii) a description of any additional material or information necessary for such person to perfect his claim, if possible, and an explanation of why such material or information is needed and
(iii) an explanation of the Plan's claim review procedure.

   (b) Written Request for Review. Within 60 days of receipt of the information stated in subsection (a) above, such person shall, if he desires further review, file a written request for reconsideration with the Committee.

   (c) Review of Document. So long as such person's request for review is pending (including the 60 day period in subsection (b) above), such person or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Committee.

   (d) Committee's Final and Binding Decision. A final and binding decision shall be made by the Committee within 60 days of the filing by such person of this request for reconsideration; provided, however, that if the Committee, in its discretion, feels that a hearing with such person or his representative is necessary or desirable, this period shall be extended for an additional 60 days.

                                        8

   (e) Transmittal of Decision. The Committee's decision shall be conveyed to such person in writing and shall (i) include specific reasons for the decision,
(ii) be written in a manner calculated to be understood by such person and (iii)
set forth the specific references to the pertinent Plan provisions on which the decision is based.

   (f) Limitation on Claims. Notwithstanding any provisions of this Plan to the contrary, no Participant (nor the estate or other beneficiary of a Participant)
shall be entitled to assert a claim against the Corporation (or against any
Parent or Subsidiary) more than three years after the date the Participant (or his estate or other beneficiary) initially is entitled to receive benefits hereunder.

                                        9

HOLLIS-EDEN PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2003

The undersigned hereby appoints Richard B. Hollis, Daniel D. Burgess and Robert W. Weber, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Hollis-Eden Pharmaceuticals, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, CA 92122, on Friday, June 20, 2003, at 2:00 p.m., local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued on other side)

Please Detach and Mail in the Envelope Provided

A ☒ Please mark your votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED

BELOW AND FOR PROPOSALS 2, 3 AND 4.

Proposal 1.

To elect two Class III directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are elected.

FOR all nominees listed at right (except as marked to the contrary below)    ☐ Nominees:

Richard B. Hollis

Salvatore J. Zizza

WITHHOLD AUTHORITY to vote for all nominees listed at right    ☐

To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below

Proposal 2.    To approve the Company’s 1997 Incentive Stock Option Plan, as amended.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Proposal 3.    To approve (i) the Company’s ability to make interest payments under its outstanding debentures in the form of shares of Common Stock and (ii) in the event the Company issues securities in the future at a per share price less than the current conversion price of the debentures resulting in a downward adjustment to the conversion price, the Company’s ability to issue shares of Common Stock exceeding 20% of its outstanding shares.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Proposal 4.    To ratify the selection of BDO Seidman, LLP, as independent auditors of the Company for its fiscal year ending December 31, 2003.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Please vote, date and promptly return this proxy in the enclosed envelope which is postage prepaid if mailed in the United States.

Signature(s)		DATED _______________, 2003
Name of stockholder (if other than individual)

NOTE: Please sign exactly as your name appears hereon. If stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.